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EXHIBIT 10.24

LEASE AGREEMENT

BASIC LEASE INFORMATION

    The following Basic Lease Information is hereby incorporated into and made a part of the Lease between Landlord and Tenant to which it is attached. Each reference in the Lease to any of the Basic Lease Information shall mean the respective information set forth below, and such information shall be deemed incorporated as part of the terms provided under the particular Lease Section pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the Basic Lease Information shall control.

1.	Premises: That certain real property consisting of approximately twenty-six and eighty-three one-hundredths (26.83) acres, including the Building, as defined below, and all other improvements thereon or to be constructed thereon by Landlord pursuant to EXHIBIT C (the "premises"). The above-described real property is herein referred to as the "Land" and more specifically set forth in EXHIBIT A.
2.	Landlord: GED-IFC, LLC, an Oregon limited liability company.
3.	Landlord's Address for Giving of Notices and Payment of Rent:
GED-IFC, LLC % Gerding/Edlen Development Company 4650 SW Macadam Avenue, Suite 220 Portland, Oregon 97201 ATTN: Mark Edlen or Kelly Saito
4.	Tenant: InFocus Corporation, an Oregon corporation
5.	Tenant's Address for Giving of Notices:
InFocus Corporation 27700B SW Parkway Avenue Wilsonville, Oregon 97070 ATTN: Tim Carlson
6.
Building: The Building to be constructed on the Land which shall include four (4) floors and approximately 140,000 square feet as outlined on the floor plan of the building attached hereto as EXHIBIT B ("Building"). (Section 1.2; EXHIBIT B)
7.	Parking: All parking spaces on the Premises.
8.	Use of Premises: General office use and technological research and development. (Section 2)
9.	Lease Document Issuance and Reference Date: August 28, 2000
10.	Commencement Date: Upon substantial completion (as defined in Section 30.6.9) of Landlord's Work (as defined in EXHIBIT C).
11.	Rent Commencement Date: The earlier of (i) the Commencement Date, or (ii) November 15, 2001.
12.	Term: One hundred twenty (120) months plus any partial month following the Commencement Date.

13.	Rent:
	Months	Annual Base Rent Amount
	1* - 48	$1,974,000
	49 - 96	$2,225,346
	97 - 120	$2,508,695
	* plus any partial month at the beginning of the term.

	The Base Rent referred to above is stated on an annual basis. Base Rent shall be payable in twelve equal monthly installments at the rate specified for the first full calendar month when Base Rent is payable. Tenant shall pay Landlord $164,500 to be applied against the first full month's Rent upon execution of this Lease. (Section 1.5).
14.	Security Deposit: None
15.	Brokers: None
16.	Guarantors: None
LANDLORD		TENANT
GED-IFC, LLC, an Oregon limited liability company		INFOCUS CORPORATION, an Oregon corporation
By:	/s/ Mark Edlen	By:	/s/ John V. Harker

Title:	Manager	Title:	Co-Chairman of the Board, President and CEO

Date:		Date:

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LEASE AGREEMENT BASIC LEASE INFORMATION